Exhibit 99.1

SETTLEMENT AND RESCISSION AGREEMENT

This Agreement is made as of November 28, 2005;

AMONG:

BARNABUS ENERGY, INC., a body corporate with an office and place of business at 514 Via de la Valle, Suite 200, Solana Beach, California 92075 (“Barnabus”)

AND

BARNABUS ENERGY INC. (formerly Saphire Energy Inc.), a body corporate incorporated under the laws of the Province of Alberta (“Alta Co”)

AND

GOLDSTAR GAS CORP. a body corporate incorporated under the laws of the Province of Alberta (“Goldstar”)

AND

MB GAS INC. a body corporate incorporated under the laws of the Province of Alberta (“MB”)

AND

BLUE SCORPION ENERGY CORP., a body corporate incorporated under the laws of the Province of Alberta (“Blue Scorpion”)

WHEREAS:

A.

Pursuant to an asset purchase agreement dated March 3, 2005 and associated documents, it was agreed that certain assets of Goldstar would be sold to Alta Co, and certain collaborative operations would commence, upon the terms and conditions contained more fully set forth in the transaction agreements;

B.

Pursuant to the transaction agreements, BB made some of the required payments toward the purchase of the assets of Goldstar, and provided the funds necessary to purchase certain interests in certain lands, tangibles and Crown Leases;

C.

The parties have agreed that payments are due to BB in exchange for terminating the transaction agreements and, all claims to Goldstar’s assets, and as consideration for the purchase of BB’s interests in certain lands and Crown Leases; and

D.

The parties have agreed that the matters addressed in this Agreement will constitute a full and final settlement of all issues arising, past, present and future, among them in relation to the foregoing matters.

NOW THEREFORE, this Agreement witnesses that, in consideration of the premises and of the covenants and agreements of the parties in this Agreement set forth, the parties agree as follows:

1.	The following expressions shall have these meanings:

“Agreement” means this agreement, as amended from time to time.

“Asset Amount” means CDN$910,000, the portion of the Settlement Amount that the Parties will allocate to the rescission of the Goldstar Asset purchase.

“Asset Purchase Agreement” means the agreement dated March 3, 2005 between BB and Goldstar relating to the purchase by Alta Co. of the Goldstar Assets.

“BB” means, collectively, Barnabus and Alta Co.

“Closing Date” means the date of the full execution of this Agreement.

“CRA” means the Canada Revenue Agency.

“Debenture” means a secured debenture in the form attached hereto as Schedule “B” in favour of Alta Co in the amount of US$650,000, which shall be presented to BB upon the full execution of this Agreement, together with the debenture pledge agreement (the “Debenture Pledge Agreement”) annexed to Schedule “B”.

“Goldstar Assets” mean the assets of Goldstar which were the subject of the Asset Purchase Agreement.

“Innova Amount” means CDN$250,000, the portion of the Settlement Amount that the Parties will attribute to the purchase by Alta Co of interests in the Innova Lands.

“Innova Lands” means:

a)	those certain lands, leases and tangibles (comprised of png rights [CDN$175,000], tangibles [CDN$44,999] and misc. interests [CDN$1]); and
b)	those certain Crown Leases (with a deemed value of $30,000 – comprised of png rights [CDN$29,999] and misc. interests CDN$1]).

purchased by MB pursuant to certain of the Transaction Agreements and held in trust for Alta Co.

“Other Parties” means Goldstar, MB and Blue Scorpion.

“Parties” mean the parties to this Agreement as set forth above.

“Settlement Amount” means the amount of US$1,000,000 (deemed by the Parties to be the equivalent of CDN$1,160,000), consisting of the Asset Amount and the Innova Amount.

“Transaction Agreements” means the Asset Purchase Agreement, as well as the associated agreements, as more particularly described in Schedule “A” hereto.

2.            Upon the payment of the Asset Amount, all rights and claims by BB to the Goldstar Assets will terminate and thereafter be of no force or effect.

3.            Upon the payment of the Innova Amount, all beneficial rights to the Innova Lands will be deemed to have been irrevocably purchased by and transferred Goldstar.

4.            Upon the payment of the Settlement Amount, the Transaction Agreements will terminate and thereafter be of no force or effect.

5.	The Settlement Amount will be paid:
i)	by the payment of US$350,000, which payment has been made and is hereby acknowledged by BB; and

ii)	by the delivery of the Debenture and the Debenture Pledge Agreement to BB concurrently with a copy of this Agreement executed Goldstar.

6.            The Parties agree to make all necessary reconciliations, remittances and elections required under Canadian taxation legislation arising out of the termination of the Asset Purchase Agreement and the purchase of BB’s interest in the Innova Lands. Specifically, the parties agree that the CRA treatment of the transactions should be as follows:

i)

since the Asset Purchase Agreement did not close and no transfers of any Goldstar Assets occurred Alta Co and Goldstar hereby jointly elect to waive all filings with CRA which might otherwise be due under the Excise Tax Act (Canada);

ii)

this Agreement is deemed to constitute a rescission of the Asset Purchase Agreement and Alta Co and Goldstar hereby jointly elect to waive all filings with CRA consequent upon the completion of this Agreement which might otherwise be due under the Excise Tax Act (Canada); and

iii)

the Innova Lands are the only assets of Alta Co and accordingly Alta Co and Goldstar hereby jointly elect to waive all filings with CRA consequent upon the completion of this Agreement which might otherwise be due under the Excise Tax Act (Canada).

The allocations agreed to in the definitions of “Innova Lands” are binding upon the Parties.

7.            BB, individually and on behalf of its successors and lawful assigns, as applicable, does hereby REMISE, RELEASE, AND FOREVER DISCHARGE, the Other Parties of and from all actions, causes of action, claims, debts, demands, damages and costs, of any kind whatsoever, whether known or unknown, suspected or unsuspected, at law or in equity, which BB has or hereafter can, shall or may have, directly or indirectly, arising out of or in respect of all past business dealings between BB and the Other Parties including, without limitation those involving the Transaction Documents, other than actions, causes of action, claims, debts, demands, damages and costs, of any kind whatsoever arising out of this Agreement, the Note and the Security Agreement; AND IT IS FURTHER AGREED AND ACKNOWLEDGED THAT the payment of the Settlement Amount and this release shall not be construed as an admission of liability on the part of the Other Parties. IT IS FURTHER AGREED AND ACKNOWLEDGED THAT the terms of this settlement are fully understood, that the Asset Amount is the sole consideration for the rescission of the Goldstar Asset Purchase, the Innova Amount is the sole consideration for the purchase BB’s interest in the Innova Lands, and that the payment of the Settlement Amount is accepted voluntarily for the purposes of making full and final compromise, adjustment and settlement.

8.            The Other Parties, individually and on behalf of their successors and lawful assigns, as applicable, do hereby REMISE, RELEASE, AND FOREVER DISCHARGE, BB of and from all actions, causes of action, claims, debts, demands, damages and costs, of any kind whatsoever, whether known or unknown, suspected or unsuspected, at law or in equity, which the Other Parties have or hereafter can, shall or may have, directly or indirectly, arising out of or in respect of all past business dealings between the Other Parties and BB including, without limitation those involving the Transaction Documents, other than actions, causes of action, claims, debts, demands, damages and costs, of any kind whatsoever arising out of this Agreement; AND IT IS FURTHER AGREED AND ACKNOWLEDGED THAT this release shall not be construed as an admission of liability on the part of BB. IT IS FURTHER AGREED AND ACKNOWLEDGED THAT the terms of this settlement are fully understood and are accepted voluntarily for the purposes of making full and final compromise, adjustment and settlement.

9.	The Parties represent, covenant and agree, each with the other:
i)	that no such authorizations, approvals, filings and certifications are required at law for the completion of this Agreement as set out herein;
ii)

that the entering into and performance of this Agreement by the Parties is not contrary to law or any agreement of the Parties or constating documents of the Parties and is a legal and binding agreement of the Parties, enforceable in accordance with its terms and conditions and is subject to all laws of bankruptcy and insolvency relating thereto and laws of general application relating to creditor’s rights generally;

iii)

that the Parties have the requisite power and authority to enter into, to deliver and to perform this Agreement in accordance with its terms and conditions and all necessary corporate steps and requirements of the Parties and at law have been fulfilled and discharged in order to make this Agreement enforceable in accordance with its terms and conditions;

iv)	that the Parties have not incurred any obligation or liability, contingent or otherwise that affects their ability to fully perform the terms of this Agreement;
v)

that the Parties shall have performed or complied in all material respects with all of the terms, covenants and conditions of this Agreement to be performed or complied with by the Parties or prior to the Closing Date;

vi)

that no suit, action or other proceeding shall, at the Closing Date, be pending against the Parties, before any Court or governmental agency seeking to restrain, prohibit, obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement;

vii)	that Goldstar and Alta CO are residents of Canada for the purposes of Canadian tax legislation;
viii)

that they will execute and deliver all such further assignments, agreements, notices, certificates and other documents and do all such further acts and things both upon the Closing Date and afterwards as may be reasonably requested by another Party in order to give effect to the purposes and intent of this Agreement.

10.	The representations and warranties set forth in this Agreement, shall survive the Closing Date and shall continue in full force and effect for the benefit jointly and severally of each Party.
11.	This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta, Canada.
12.	Time shall be of the essence of this Agreement.
13.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assignees.
14.

This Agreement represents the entire agreement between the parties hereto with respect to the termination and rescission of the Transaction Documents and the transfer of BB’s interests in the Innova Lands, and supersedes all other agreements, documents, writings and verbal undertakings (if any) between the Parties.

15.

This Agreement may be executed in any number of counterparts and each of which, when so executed, will be deemed to be an original and all of which, when taken together, will constitute one and the same agreement.

16.	The recitals appearing at the front of this Agreement are incorporated in and from an integral part of this Agreement.

THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

BARNABUS ENERGY, INC. Per: Authorized Signatory	BARNABUS ENERGY INC. Per: Authorized Signatory
GOLDSTAR GAS CORP. Per: Authorized Signatory	MB GAS INC. Per: Authorized Signatory
BLUE SCORPION ENERGY CORP. Per: Authorized Signatory

SCHEDULE A

to the SETTLEMENT AND RESCISSION AGREEMENT dated November 28, 2005 between Barnabus Energy, Inc., Barnabus Energy Inc, Goldstar Gas Corp., MB Gas Inc. and Blue Scorpion Energy Corp.

Transaction Agreements

a)	Term Sheet for sale of Goldstar Assets to Alta Co, dated February 24, 2005, among Goldstar, Flatrock Energy Corp., Barnabus, MB and Hansen Energy Services Ltd.;

b)	Assignment and Novation Agreement, dated March 3, 2005, among Barnabus, Alta Co and Goldstar;

c)	Asset Purchase Agreement dated, March 3, 2005, among Barnabus, Alta Co and Goldstar;

d)	Conveyance of Assets of Goldstar, dated March 3, 2005, to Alta Co;

e)	Conditional Bare Trust & Contractual Rights Acknowledgement Agreement for Oilfield Assets, Manyberries AB, dated March 3, 2005, among MB, Barnabus, Alta Co and Hansen Energy Services Ltd.;

f)	Assignment with Amendment and Novation Agreement, dated March 3, 2005, among Goldstar, Barnabus, Alta Co and Hansen Energy Services Ltd.;

g)	Assignment with Amendment and Novation Agreement, dated March 3, 2005, among Goldstar, Barnabus, Alta Co and MB;

h)

Amendment #1, dated May 24, 2005, to Conditional Bare Trust & Contractual Rights Acknowledgement Agreement for Oilfield Assets, Manyberries AB, dated March 3, 2005, among MB, Barnabus, Alta Co and Hansen Energy Services Ltd.;

i)	Release in the Matter of Indebtedness to MB, effective May 24, 2005;

j)	Release in the Matter of Indebtedness to Hansen Energy Services Ltd., effective May 24, 2005;

k)	Project Development & Project Management Agreement dated March 3, 2005 among Barnabus, Alta Co and MB, as amended by Amendment No 1 dated August 3, 2005; and

l)	Letter Agreement between Barnabus, Alta Co and MB dated August 18, 2005 entitled “Tie-in of the 6-7-3-5 W4M Well (“6-7 Well”) and the 110-17-3-5 W4M Well (the “11-17 Well”)”.

SCHEDULE B

to the SETTLEMENT AND RESCISSION AGREEMENT dated November 28, 2005 between Barnabus Energy, Inc., Barnabus Energy Inc, Goldstar Gas Corp., MB Gas Inc. and Blue Scorpion Energy Corp.

Form of Debenture and Debenture Pledge Agreement

- attached hereto –